SUB-ITEM 77I

                            CREATION OF SHARE CLASSES


MFS Corporate Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund and MFS Total Return Bond Fund, each a series of MFS Series Trust IX (the "Trust"), established a new class of shares, Class T shares, as described in the prospectus contained in Post-Effective Amendment No. 100 to the Registration Statement of MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 25, 2017 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.


MFS Municipal Limited Maturity Fund, a series of MFS Series Trust IX (the "Trust"), established a new class of shares, Class R6 shares, as described in the prospectus contained in Post-Effective Amendment No. 100 to the Registration Statement of MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 25, 2017 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.